Exhibit 25.2

FORM T–1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)   ☐

THE BANK OF NEW YORK (Exact name of trustee as specified in its charter)
New York (State of incorporation if not a U.S. national bank)	13–5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

JOHNSONDIVERSEY, INC. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	39-1877511 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177-0902 (Zip code)

Auto-C, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-3046725 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

The Butcher Company (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	04-3528500 (I.R.S. employer identification no.)

67 Forest Street Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

Chemical Methods Associates, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of Incorporation or organization)	95-3054630 (I.R.S. employer identification no.)

12700 Knott Avenue Garden Grove, California (Address of principal executive offices)	92841 (Zip code)

Chemical Methods Leasco, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	95-3823144 (I.R.S. employer identification no.)

12700 Knott Avenue Garden Grove, California (Address of principal executive offices)	92841 (Zip code)

DuBois International, Inc. (Exact name of obligor as specified in its charter)
Ohio (State or other jurisdiction of incorporation or organization)	31-1220726 (I.R.S. employer identification no.)

255 E. 5th Street Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip code)

Integrated Sanitation Management, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	39-1607363 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

JD Real Estate Subsidiary, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	64-1409373 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Johnson Diversey Cayman, Inc. (Exact name of obligor as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Johnson Diversey Puerto Rico, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	03-0390197 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Johnson Diversey Shareholdings, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	03-0390181 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Johnson Diversey Subsidiary #1 LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	03-0390171 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Johnson Polymer, Inc. (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1953888 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Johnson Wax Diversey Shareholdings, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	03-0390190 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

JWP Investments, Inc. (Exact name of obligor as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0470726 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Prism Sanitation Management, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0923846 (I.R.S. employer identification no.)

1326 Willow Road Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

Professional Shareholdings, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	39-1894355 (I.R.S. employer identification no.)

8310 16th Street Sturtevant, Wisconsin (Address of principal executive offices)	53177 (Zip code)

U S Chemical Corporation (Exact name of obligor as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1927308 (I.R.S. employer identification no.)

18000 Sarah Lane, Ste 310 Brookfield, Wisconsin (Address of principal executive offices)	53045 (Zip code)

Whitmire Micro-Gen Research Laboratories, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	39-1814359 (I.R.S. employer identification no.)

3568 Tree Court Industrial Blvd. St. Louis, Missouri (Address of principal executive offices)	63122 (Zip code)

9.625% Senior Subordinated Notes due 2012, Series B
(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.  List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a–29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of July, 2002.

THE BANK OF NEW YORK

By:	/S/ ROBERT A. MASSIMILLO
Name: ROBERT A. MASSIMILLO Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$3,765,462
Interest-bearing balances		3,835,061

Securities:
Held-to-maturity securities		1,232,736
Available-for-sale securities		10,522,833

Federal funds sold and Securities purchased under agreements to resell		1,456,635

Loans and lease financing receivables:
Loans and leases held for sale		801,505
Loans and leases, net of unearned income	46,206,726
LESS: Allowance for loan and lease losses	607,115
Loans and leases, net of unearned income and allowance		35,249,695

Trading Assets		8,132,696

Premises and fixed assets (including capitalized leases)		898,980

Other real estate owned		911

Investments in unconsolidated subsidiaries and associated companies		220,609

Customers’ liability to this bank on acceptances outstanding		574,020

Intangible assets
Goodwill		1,714,761
Other intangible assets		49,213

Other assets		5,001,308

Total assets		$73,954,859

LIABILITIES
Deposits:
In domestic offices		$29,175,631
Noninterest-bearing	11,070,277
Interest-bearing	18,105,354
In foreign offices, Edge and Agreement subsidiaries, and IBFs		24,596,600
Noninterest-bearing	321,299
Interest-bearing	24,275,301
Federal funds purchased and securities sold under agreements to repurchase		1,922,197
Trading liabilities		1,970,040
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		1,577,518
Bank’s liability on acceptances executed and outstanding		575,362
Subordinated notes and debentures		1,940,000
Other liabilities		5,317,831

Total liabilities		$67,075,179

EQUITY CAPITAL
Common stock		1,135,284
Surplus		1,055,508
Retained earnings		4,227,287
Accumulated other comprehensive income		(38,602)
Other equity capital components		0
Total equity capital		6,379,477

Total liabilities and equity capital		$73,954,859

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors